UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2019
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EXTERRAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware		47-3282259
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

11000 Equity Drive
Houston	Texas	77041
(Address of principal executive offices)		(Zip Code)
(281) 836-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXTN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On September 16, 2019, Michael W. Sanders announced his intention to resign as Vice President and Chief Accounting Officer of Exterran Corporation (the “Company”), effective September 20, 2019. Mr. Sanders confirmed that his resignation is for personal reasons and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

David A. Barta, the Company’s Senior Vice President and Chief Financial Officer, will assume the obligations of the Company’s principal accounting officer upon Mr. Sander’s departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Valerie L. Banner
Valerie L. Banner
Senior Vice President and General Counsel

Date: September 17, 2019

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